                                                                     EXHIBIT 4.8

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR SUPERGEN, INC. (THE "COMPANY") RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. Paulson-99                                          Right to Purchase 25,000
October 4, 1999                                           Shares of Common Stock
Void After October 4, 2001


                                 SUPERGEN, INC.

                                     WARRANT

         THIS CERTIFIES THAT, subject to the terms of this agreement, Paulson Investment Company, Inc. (the "HOLDER") is entitled to subscribe for and purchase from SuperGen, Inc, a Delaware corporation (the "COMPANY"), at the Warrant Price defined in Section 2 herein, the number of fully paid and non-assessable shares of the Company's Common Stock (the "COMMON STOCK") determined as set forth in Section 3 herein, such price and such number of shares being subject to adjustment upon occurrence of the contingencies set forth in this Warrant.

         This Warrant is issued in consideration for the financial advisory services related to the redemption of the Company's warrants issued in connection with the Company's Intial Public Offering (the "WARRANT REDEMPTION SERVICES").

         Upon delivery of this Warrant (with the Notice of Exercise in the form attached hereto as EXHIBIT A), together with payment of the Warrant Price of the shares of Common Stock thereby purchased, at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto.

         This Warrant is subject to the following terms and conditions:

         1.    TERM OF WARRANT.

               This Warrant may be exercised in whole or in part, at any time, and from time to time, after issuance and prior to the first to occur of the following:

               (a)   5:00 p.m., Pacific Standard Time, October 4, 2001; or

               (b) The consummation of any transaction or Series of transactions (collectively, the "TRANSACTION"), including without limitation, the sale, transfer or disposition of all or substantially all of the Company's assets or the merger of the Company with or into, or consolidation with, any other corporation, whereby the holders of the Company's voting securities prior to the Transaction do not hold more than 50% of the voting securities of the surviving entity following consummation of the Transaction (a "CHANGE OF CONTROL").

         2. WARRANT PRICE. The exercise price of this Warrant (the "WARRANT PRICE") shall equal $22.125 per share.

         3.    NUMBER OF SHARES.

               All of the 25,000 shares subject to this Warrant shall be immediately purchasable.

         4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES; LIMITATION ON EXERCISE.

               The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions; provided that, no such adjustment shall be made if a corresponding adjustment is made pursuant to the Company's Amended and Restated Certificate of Incorporation.

               (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control as provided in Section 1(b) hereof), the Company, or such successor corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection
(a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

               (b) SUBDIVISION OR COMBINATION OF SHARES. If at any time on or after the date of this Warrant the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date of this Warrant the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

               (c) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         5.    NOTICES.

               (a) Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant (the "NOTICE"). The Notice shall be mailed to the address of such holder as shown on the books of the Company, and shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

               (b) In the event that the Company shall propose at any time to effect a Change of Control, the Company shall send to the Holder at least twenty
(20) days' prior written notice of the date when the same shall take place.

               (c) Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address as shown on the books of the Company for the Holder.

         6. INVESTMENT LETTER. Upon exercise or conversion of this Warrant in accordance with the provisions hereof, the Holder shall either (i) execute and deliver to the Company an investment letter in the form attached to the Notice of Exercise on Exhibit A, or (ii) deliver to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, stating that such exercise or conversion is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         7. RESTRICTIONS ON TRANSFER. Certificates representing any of the Common Stock acquired pursuant to the provisions of this Warrant shall have endorsed thereon legends substantially in the following form, as appropriate.

               (a) Unless such shares of Common Stock are received in a transaction registered under the Securities Act and qualified (if necessary) under applicable state securities laws:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING

         THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

               (b) Any legend required to be placed thereon by any applicable state securities laws.

         8. COMPLIANCE WITH ACT. The Holder, by acceptance hereof, agrees that this Warrant and the Common Stock to be issued upon the exercise or conversion hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any of the Common Stock to be issued upon the exercise or conversion hereof except in accordance herewith and under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

         9.    MISCELLANEOUS.

               (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

               (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

               (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

               (d) The Company will not, by amendment of its Restated Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

               (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or distribution, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

               (f) This Warrant shall be nontransferable, other than pursuant to (i) a transfer not involving a change in beneficial ownership, (ii) a distribution without consideration of the Warrant by the Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, or if the Holder is a limited liability company, to any of its members, former members, or to the estate of any of its members or former members, and
(iii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or (B) any individual or entity with respect to which such Holder (or any person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions.

               (g) This Warrant or any provision of this Warrant may be amended, waived, discharged or terminated by a statement in writing signed by the either (i) the Company and the holders of warrants representing at least fifty percent (50%) of the Common Stock issuable upon exercise of all then outstanding Warrants issued pursuant to the Consulting Agreement, or (ii) the party against which enforcement of the amendment, waiver, discharge or termination is sought. A written instrument signed as provided in clause (i) above shall be effective as to all then outstanding Warrants issued under the Warrant Agreement.

               (h) This Warrant shall be governed by the laws of the State of Delaware.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Dated: October 4, 1999

                                           SUPERGEN, INC.



                                               /s/ Joseph Rubinfeld
                                           ------------------------------------
                                           Dr. Joseph Rubinfeld
                                           President and Chief Executive Officer

                                    EXHIBIT A

                               NOTICE OF EXERCISE


TO:      SuperGen, Inc.

         1. The undersigned hereby elects to purchase ___________ shares of the Common Stock of SUPERGEN, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                  -------------------------------------
                                 (Name)

                  -------------------------------------

                  -------------------------------------
                               (Address)

         3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed the Investment Representation Statement attached hereto as Exhibit A.

                                            Signature of Holder


                                            ------------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                 -------------------------------

                         EXHIBIT A TO NOTICE OF EXERCISE

                                 SUPERGEN, INC.

                                WARRANT EXERCISE

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER                  :

COMPANY                    :   SuperGen, Inc.

SECURITY                   :   Common Stock

NUMBER OF SHARES           :

DATE                       :   ________________, _____

         In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

         (a) I am an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act") and have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Securities.

         (b) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. In making my decision to the acquire the Securities, I am not relying on representations of any officer, director, stockholder or agent of the Company. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

         (c) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, and that reliance by the Company on such an exemption is predicated in part on the representations set forth in this letter.

         (d) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or unless the Company receives a no-action letter from the Securities and Exchange Commission.

         (e) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the resale occurring not less than one year after the later of the date the securities were sold by the Company or the date they were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and
(4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

         (f) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

         (g) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                              Signature of Purchaser


                                              ----------------------------------

                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------

                                              Date:
                                                   -----------------------------
                                      -9-